EXHIBIT 99.1
------------

FOR IMMEDIATE RELEASE






CONTACTS:

Nu Skin Enterprises                                 Financial Relations Board
Charles Allen (investors)                           Lynne Farris (general info)
(801) 345-6110                                      Jordan Goldstein (investors)
Larry Macfarlane (media)                            (415) 986-1591
(801) 345-2102


         NU SKIN ENTERPRISES ANNOUNCES PLANS TO ACQUIRE PHARMANEX, INC.
        Acquisition Combines One of the Largest Direct Selling Companies
             with Innovative Developer of Natural Health Supplements

PROVO, Utah -- Oct. 6, 1998 -- Nu Skin Enterprises, Inc. (NYSE: NUS) and Generation Health Holdings, Inc. today announced that they have signed an agreement by which Nu Skin Enterprises will purchase privately-held Generation Health Holdings, the parent company of Pharmanex, Inc., a leading research and development company of natural health supplements.

     The purchase price is approximately 4.1 million shares of Nu Skin Class A common stock. Nu Skin will also assume or repay approximately $30 million in liabilities. The final purchase price may include up to approximately $33 million in additional consideration depending upon the performance of the capital markets and Nu Skin's stock during the year following closing. The transaction is also subject to certain conditions, including the approval of the stockholders of Generation Health Holdings, Inc., and is expected to be completed by the end of October 1998.

     "We believe this transaction combines the most innovative natural health supplement developer with the most potent distribution channel for these products," stated Steven J. Lund, president and chief executive officer of Nu Skin Enterprises. "The acquisition of Pharmanex reflects our commitment to product innovation and differentiation and moves us closer to becoming the world's leader in both natural health and direct selling. We are attracted to Pharmanex because it 1) has a proven ability to develop new, proprietary natural health supplements, 2) has an outstanding line of existing health products, 3) has the ability to substantiate product efficacy through unique avenues of clinical testing and 4) will form the basis for a new business opportunity we plan to introduce soon to our distributor force. In addition, Pharmanex's

                                     -more-

Nu Skin Enterprises
Oct. 6, 1998
Page 2

current product line and its research and development expertise in the natural health supplement industry will complement our well-established general nutrition, weight management and sports nutrition product lines. Pharmanex has forged many important relationships in the scientific community, including strategic relationships in China; they share our unremitting commitment to quality and innovation; and they will help position us for further vertical integration, particularly with regard to the cultivation, sourcing and extraction of high quality, standardized ingredients."

     Henry Burdick, chairman and chief executive officer of Pharmanex, said, "We generated approximately $12 million in sales through mass market channels during the first nine months of 1998. We see this acquisition as an opportunity to make Pharmanex health supplements available to a much larger market. Nu Skin's global reach and approximately 500,000 distributors not only will increase the availability of Pharmanex products, but also will help educate consumers about their benefits. We see direct selling as the optimal new channel of distribution for our products." Mr. Burdick continued, "Pharmanex's principal stockholders, including the Pritzker organization, Chase Venture Partners, and Fidelity Ventures, are convinced there is significant synergy in the marriage of the two companies."

     Professor Carl Djerassi, chairman of Pharmanex's scientific advisory board, said, "This merger totally supports and further strengthens Pharmanex's commitment to bringing sophisticated scientific research and high quality control to the dietary supplement industry. The strength of Nu Skin's marketing and Pharmanex's science is a powerful combination to take this new company forward."

     Pharmanex's products are made from naturally occurring plant-based substances that have been proven effective through extensive scientific research. Pharmanex currently sells 33 standardized botanicals and five proprietary natural dietary supplements through retail outlets in the United States. Pharmanex's proprietary dietary health supplements, some of which have patent applications pending, include:

          Cholestin(TM), made from Monascus purpureas Went (red yeast rice), is a revolutionary health supplement shown to help maintain healthy cholesterol levels in the body.

          CordyMax  Cs-4(TM),   derived  from  the  Tibetan  Cordyceps  sinensis
          mushroom, promotes vitality and stamina, reduces fatigue, and promotes healthy lung function.

          BioGinkgo(TM) 27/7, made using a proprietary Ginkgo biloba leaf extraction process, supports memory and concentration and promotes peripheral circulation.

                                     -more-

Nu Skin Enterprises
Oct. 6, 1998
Page 3

          TeGreen 97(TM), made from antioxidant-rich Green Tea, provides potent anti-oxidant support in the presence of pollution, stress and toxins without the negative effects of caffeine.

          Bio St. John's Wort(TM), a proprietary combination of St. John's Wort and CordyMax, promotes positive mental outlook and mood, reduces fatigue and promotes healthy emotional balance.

     Based in Simi Valley, Calif., Pharmanex maintains a raw material extraction facility in Huzhou, China; a research and development center in Shanghai, China; a clinical and pharmacology center at Beijing Medical University; and contract cultivation areas in China and Chile. In addition, the company has collaboration agreements with China's Institute of Materia Medica, Beijing Medical University, Shanghai Medical University, Columbia University, the University of California Los Angeles and Kansas University. "We believe that Pharmanex's extensive contacts and familiarity with the Greater China region will enhance our future opportunities for growth in the People's Republic of China and also in Taiwan, where we have only begun to penetrate the large health supplementation market," Mr. Lund added.

     The Pharmanex research team includes more than 40 M.D.- and Ph.D.-level scientists, many with extensive pharmaceutical industry experience. Dr. Michael Chang, chief scientific officer of Pharmanex, was formerly director of medicinal chemistry at Rhone-Poulenc Rorer and associate director of medicinal chemistry at Merck. "We have a tremendous team of researchers and physicians that have been able to work with hundreds of nutrition and pharmaceutical industry experts to advance phytotechnology research and development," Dr. Chang said. "We use biochemical research to `fingerprint' the molecular compositions of the natural substances present in our products, which allows us to achieve unparalleled product reliability."

     Mr. Lund commented, "By applying pharmaceutical-level standards to our business, we are also committed to being the model natural healthcare products company with respect to regulatory agencies."

     Mr. Lund continued, "Current industry trends are moving nutrition products into a mass-market, commodity-driven business with eroding margins. In contrast, Pharmanex differentiates its premier products through scientific standardization and a pharmaceutical-quality development process. By acquiring Pharmanex, Nu Skin is also gaining the capacity to control herbal products on a vertically integrated basis including the cultivation and extraction of raw materials that result in safe, consistently high quality products with improved margins."

     Nu Skin officials said they plan to combine the company's existing Interior Design(R) Nutritionals

                                     -more-

Nu Skin Enterprises
Oct. 6, 1998
Page 4

(IDN) business with the Pharmanex business, creating a new corporate entity to be named Pharmanex. William McGlashan Jr. will continue as president of Pharmanex. As part of its divisional restructuring, Nu Skin also expects to introduce a new distributor compensation plan to coincide with the launch of the Pharmanex division.

     Mr. Lund concluded, "The Pharmanex acquisition strengthens our commitment and ability to provide new products and high-growth opportunities to our distributors for many years to come. We believe the acquisition will be a solid marriage that will bear the fruits of innovation and growth."

The Company

     Nu Skin Enterprises, Inc. is a leading marketer of premium personal care and nutrition products. One of the largest direct selling companies in the world, Nu Skin Enterprises has operations in Asia, Europe and the Pacific, and licenses the rights to distribute Nu Skin products to private affiliates in North America. The company's products are currently sold in 26 countries. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol "NUS."

     Nu Skin Enterprises news releases are available free of charge through the Company News On-Call fax service. For a menu of Nu Skin Enterprises news or to retrieve a specific release, call 1-800-758-5804, extension 119638.

Please note: This news release contains various forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which represent Nu Skin Enterprises' expectations or beliefs concerning future events, including, but not limited to, the proposed acquisition by Nu Skin Enterprises of Generation Health Holdings, Inc. and its subsidiary, Pharmanex, Inc., and the effect of such acquisition on the business, operations and prospects of each company. Nu Skin Enterprises cautions that these statements involve risks and uncertainties that could cause actual results and outcomes to differ materially from those discussed or anticipated. The risks and uncertainties include, but are not limited to: a failure to obtain required Generation Health Holdings, Inc. stockholder and third-party consents; the inability of Nu Skin to successfully integrate the business of Pharmanex and its products into Nu Skin's operations and distribution channel without undue expense and management resources; regulatory restrictions and actions in Nu Skin's markets which could delay or hinder the ability of the company to market Pharmanex's products; and the inability of Pharmanex to continue to develop innovative and marketable dietary supplements in a timely manner and to maintain its strategic relationships. In addition, a number of additional risk factors and uncertainties are set forth in Nu Skin Enterprises' filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q.

                                      # # #